UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2019

MPM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-201338	47-1756080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Hudson River Road

Waterford, NY 12188

(Address of principal executive offices including zip code)

(518) 233-3330

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 19, 2019, the Bankruptcy Court for the Southern District of New York (the “Court”) issued an order (the “Order”) determining the interest rates on the 3.88% First-Priority Senior Secured Notes due 2021 (the “First Lien Notes”) and 4.69% Second-Priority Senior Secured Notes due 2022 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”) issued by Momentive Performance Materials Inc., a wholly owned indirect subsidiary of MPM Holdings Inc. On April 23, 2019, the Court clarified the applicable principal of compounding with respect to past unpaid interest that should apply. Pursuant to the Order, (i) the interest rate for the First Lien Notes is LIBOR + 4.50%, with a floor of 1.00%, and the interest rate for the Second Lien Notes is a fixed rate of 7.9% and (ii) holders of the Notes are entitled to be paid catch-up interest based on the difference between the initial and new interest rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPM HOLDINGS INC.

Date: April 29, 2019	/s/ Erick R. Asmussen
Erick R. Asmussen
Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS INC.

/s/ Erick R. Asmussen
Erick R. Asmussen
Chief Financial Officer